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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2003

AFFILIATED MANAGERS GROUP, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0001-13459 (Commission file number)	043218510 (IRS employer identification no.)
600 Hale Street, Prides Crossing, MA 01965 (Address of principal executive offices) (Zip code)

(617) 747-3300
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

        On February 19, 2003, the Company announced that it was raising certain funds through an offering of convertible securities and that it had entered into a purchase agreement for the sale of convertible securities. The Company is filing press releases relating to these matters as part of this Form 8-K. See Item 7 below.

ITEM 7. EXHIBITS.

Exhibit 99.1	Press Release, dated February 19, 2003
Exhibit 99.2	Press Release, dated February 19, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.
Date: February 21, 2003	/s/ DARRELL W. CRATE DARRELL W. CRATE Executive Vice President, Chief Financial Officer and Treasurer

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SIGNATURES